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                                                                   EXHIBIT 10.33

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release is entered into as of March 14, 2000 by and among the following parties: ALI INANILAN, an individual, and VIEW TECH, INC., a Corporation ("Company").

                                   RECITALS

     WHEREAS, ALI INANILAN has asserted the following claims against VIEW TECH,
INC.: (a) For reimbursement for losses associated with the sale of his Massachusetts home; and (b) For the right to currently exercise his stock options granted to him pursuant to the Company's 1997 Stock Incentive Plan and to immediately sell the shares of the Company's common stock acquired upon exercise of said stock options without violation of the registration requirements of the Securities Act of 1993.

     WHEREAS, VIEW TECH, INC. has asserted a claim for reimbursement pursuant to
Section 16(b) of the Securities Exchange Act of 1934 against ALI INANILAN; and

     WHEREAS, the parties desire to settle and release those claims, and all other claims, known or unknown, which they may have against one another on the terms set forth herein below:

                         AGREEMENTS AND REPRESENTATIONS

     NOW THEREFORE, for and in consideration of the recitals, the agreements and other terms contained herein, and other good and valuable considerations the receipt and sufficiency of, which are hereby acknowledged, the parties agree and represent as follows:

     1) In settlement of the Company's 16(b) claims, ALI INANILAN shall pay the sum of Fifty-Eight Thousand, Five Hundred, Fifteen Dollars and Five Cents ($58,515.05) to VIEW TECH, INC. within 30 calendar days of the execution of this Agreement.

     2) VIEW TECH, INC. shall pay the sum of Fifty-Eight Thousand, Five Hundred, Fifteen Dollars and Five Cents ($58,515.05) to ALI INANILAN within 30 calendar days of the execution of this Agreement in settlement of ALI INANILAN'S claim for reimbursement for losses associated with the sale of his Massachusetts home.

     3) VIEW TECH, INC. acknowledges and agrees that ALI INANILAN is currently entitled to exercise his stock options for the purchase of 100,000 shares of the Company's common stock at an exercise price of $1.75 per share, pursuant to the terms of the 1997 Stock Incentive Plan.

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     4) VIEW TECH, INC. represents and acknowledges that said stock options were granted pursuant to the terms of the 1997 Stock Incentive Plan and that said shares of the company's common stock acquired upon exercise of said stock options are covered by a currently effective S-8 Registration Statement filed with the Securities and Exchange Commission.

     5) ALI INANILAN shall have 30 calendar days from the date of execution of this Agreement, to exercise his stock option shares for the purchase of the company's stock options at $1.75 per share.

     6) Except and save for the obligations created by this Settlement Agreement and Mutual Release, ALI INANILAN does hereby release, cancel, forgive and forever discharge VIEW TECH, INC. and its respective predecessors, heirs, successors and assigns, and all of their current and former officers, directors, partners and employees acting within the course and scope of their employment, from any and all actions, claims, demands, damages, obligations, and liabilities of any kind or nature whatsoever, including but not limited to claims of breach of contract, breach of fiduciary duty, fraud or negligence, whether known or unknown, whether suspected or not, which have arisen, or may have arisen or shall arise in the future by any reason as a result of any past activity, and ALI INANILAN does specifically waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has been released hereby in any Court, arbitral body or other forum.

     7) Except and save for the obligations created by this Settlement Agreement and Mutual Release. VIEW TECH, INC. does hereby release, cancel, forgive and forever discharge ALI INANILAN from any and all actions, claims, demands, damages, obligations, and liabilities of any kind or nature whatsoever, including but not limited to claims of breach of contract, breach of fiduciary duty, fraud, or negligence, whether known or unknown, whether suspected or not, which have arisen, or may have arisen or shall arise in the future by any reason as a result of any past activity, and VIEW TECH, INC. does specifically waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has been released hereby in any Court, arbitral body or other forum.

     8) Each of the parties understands, acknowledges and agrees that this is a full and final settlement and release applying to unknown or unanticipated claims, and waives the provision Section 1542 of the California Civil Code which
                                                     ---------------------
states:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

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9) Additional Terms:

     a) This Settlement Agreement and Mutual Release is entered into by each of the parties in the State of California and shall be construed, governed and enforced in accordance with California law.

     b) Each party understands, acknowledges and agrees that this Settlement Agreement and Mutual Release is in compromise of a disputed claim, and therefore is not intended, nor shall it be used or construed, as an admission of liability on the part of any party hereto.

     c) Each party represents that they have not transferred or assigned to anyone else any of the claims being settled or released hereby, and agrees to idemnify and hold harmless any party damaged as a result of this representation not being true.

     d) Each person signing this Settlement Agreement and Mutual Release in a representative capacity, represents that he or she has the authority to execute this Settlement Agreement and Mutual Release and bind the represented party thereto on its behalf.

     e) Each party shall take such further action as shall be reasonably necessary and shall be requested by another party in writing to carry out the terms of this Settlement Agreement and Mutual Release.

     f) This Settlement Agreement and Mutual Release may be entered into in counterparts, each of which shall be deemed an original.

EACH OF THE PARTIES AND SIGNATORIES ACKNOWLEDGE, AGREE AND REPRESENT THAT THEY HAVE READ THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE, UNDERSTAND EACH AND EVERY TERM IN THIS AGREEMENT AND ITS CONSEQUENCES, HAS CONSULTED WITH THEIR ATTORNEYS WITH RESPECT TO THE MEANING AND CONSEQUENCES OF ENTERING INTO THIS AGREEMENT, AND HAS HAD AN ADEQUATE OPPORTUNITY TO INVESTIGATE THE CLAIMS BEING RELEASED.

Dated: March __, 2000
                                          ------------------------------
                                           ALI INANILAN


                                            VIEW TECH, INC.

Dated: March 14, 2000                       By: /s/ S. Douglas Hopkins
                                               -------------------------
                                            Its: President & CEO
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